NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Harry D. Madonna, CEO
(215) 735-9938

REPUBLIC FIRST BANCORP, INC.
REPORTS SECOND QUARTER EARNINGS

Philadelphia, PA, August 7, 2009 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported a second quarter 2009 net loss of $5,435,000 or $.51 per share, compared to net income of $1.2 million or $.11 per diluted share in second quarter 2008.

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer, noted that:

➢
The Agreement and Plan of Merger with Metro Bancorp Inc. (formerly, Pennsylvania Bancorp, Inc.) (“Metro”), approved by the Shareholders of both companies, has been submitted for regulatory approval.  The Company and Metro have extended the contractual deadline for the merger to October 31, 2009 with extension to December 31, 2009 if required.

➢
Republic First Bank’s income from operations, excluding additional provisions for loan losses and impairment charges and special FDIC assessments improved from the linked quarter by $.01 per diluted share.

➢	Core deposits increased by 16% from the linked quarter.

➢	The Company remains well capitalized with Tier 1 capital of 10.83% at June 30, 2009.

➢	The Company continued to focus on Asset Quality.

➢	Allowance for Loan Losses increased to $16 million, 101% of non-performing loans and 2.1% of total loans.

Income Statement
(dollars in thousands, except per share data)

			Three months ended				Six months ended
			%		%			%
	6/30/09	3/31/09	Change	6/30/08	Change	6/30/09	6/30/08	Change
Total revenues*	$7,174	$7,510	-4%	$7,840	-8%	$14,684	$15,727	-7%

Total operating expenses	$7,219	$8,485	-15%	$6,061	19%	$15,704	$12,509	26%

Net income (loss)	$(5,435)	$(3,760)	45%	$1,189	-557%	$(9,195)	$(1,589)	479%

Earnings (loss) per share	$(0.51)	$(0.35)	46%	$0.11	-564%	$(0.86)	$(0.16)	438%

* Interest income plus non-interest income

Total revenues of $7.2 million for the second quarter represented a 4% decrease from the linked quarter. The decrease resulted primarily from lower non-interest income in the second quarter.  The lower revenues in 2009 compared to the second quarter of 2008, reflected lower loan balances which contributed to a lower net interest margin, as well as lower non-interest income.  Operating expenses decreased 15% to $7.2 million compared to the linked quarter primarily due to costs of carrying real estate owned in the linked quarter. Operating expenses were higher in the second quarter of 2009 by 19% compared to the second quarter of the prior year.

Republic First Bancorp, Inc.
Balance Sheet Highlights
(dollars in thousands)
			%		%
	6/30/09	3/31/09	Change	6/30/08	Change
Total assets	$937,116	$911,380	3%	$947,589	-1%

Total loans (net)	731,981	741,822	-1%	784,115	-7%

Total deposits	808,636	779,128	4%	728,559	11%

Total core deposits*	439,196	379,398	16%	346,885	27%

* Core deposits
exclude all certificates
of deposit.

Lending

Gross loans at June 30, amounted to $748.0 million, a decrease of $2.2 million or 0.3% compared to March 31, 2009. The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

2

($ in thousands)
		% of		% of			$ % of
	6/30/09	Total	3/31/09	Total	Incr/(Decr)	6/30/08	Total
Commercial:
Real estate secured	$439,007	59%	$440,268	59%	$(1,261)	$466,328	59%
Construction & land development	206,109	28%	207,921	28%	(1,812)	220,104	28%
C & I	79,085	10%	77,868	10%	1,217	77,729	9%
Total commercial	724,201	97%	726,057	97%	(1,856)	764,161	96%
Residential real estate	4,304	1%	4,918	1%	(614)	5,870	1%
Consumer & other	19,513	2%	19,281	2%	232	20,844	3%
Gross loans	$748,018	100%	$750,256	100%	$(2,238)	$790,875	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	6/30/09	3/31/09	6/30/08
Nonperforming assets/total assets	2.76%	3.10%	1.84%
Net loan charge-offs/average total loans	0.35%	2.51%	1.73%
Loan loss reserve/gross loans	2.14%	1.12%	0.85%
Nonperforming loan coverage	101%	46%	215%
Nonperforming assets/capital and reserves	30%	33%	20%

Non-performing assets at June 30, 2009 decreased to $25.9 million, or 2.76% of total assets, a decrease from $28.3 million or 3.10% of total assets at March 31, 2009 and an increase from $17.4 million or 1.84% of total assets a year earlier.

Core Deposits

Core deposits by type of account are as follows:

($ in thousands)						2nd Qtr 2009
			%		%	Cost of
	6/30/09	3/31/09	Change	6/30/08	Change	Funds
Demand non-interest-bearing	$91,642	$87,849	4%	$77,404	18%	0.00%
Demand interest-bearing	42,675	38,448	11%	30,167	41%	0.68%
Money market and savings	304,879	253,101	20%	239,314	27%	1.96%
Total core deposits	$439,196	$379,398	16%	$346,885	27%	1.43%

Core deposits, which exclude all certificates of deposit, increased to $439 million at June 30, 2009, an increase of $59.8 million or 16%  from March 31, 2009 and an increase of $92.3 million or 27% from June 30, 2008.

3

Capital

The Company’s capital ratios at June 30, 2009 were:

	Republic	Regulatory Guidelines
	First	"Well Capitalized"
Leverage Ratio	9.75%	5.00%
Tier I	10.83%	6.00%
Total Capital	12.09%	10.00%
Tangible Common Equity (TCE)	7.61%

Total shareholders’ equity was $71.3 million at June 30, 2009 which represented a book value per share of $6.69, based on common shares of approximately 10.7 million.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

4

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the					At or for the
	Three months ended					Six months ended
			%		%			%
(in thousands, except per share amounts)	6/30/09	3/31/09	Change	6/30/08	Change	6/30/09	6/30/08	Change
Income Statement Data:
Net interest income	$6,792	$6,858	-1%	$7,004	-3%	$13,650	$14,226	-4%
Provision for loan losses	8,250	4,800	72%	43	19086%	13,050	5,855	123%
Noninterest income (loss)	382	652	-41%	836	-54%	1,034	1,501	-31%
Total revenues	7,174	7,510	-4%	7,840	-8%	14,684	15,727	-7%
Noninterest operating expenses	7,219	8,485	-15%	6,061	19%	15,704	12,509	26%
Provision (benefit) for income taxes	(2,860)	(2,015)	42%	547	-623%	(4,875)	(1,048)	365%
Net income (loss)	(5,435)	(3,760)	45%	1,189	-557%	(9,195)	(1,589)	479%
Per Common Share Data:
Net income (loss): Basic	$(0.51)	$(0.35)	46%	$0.11	-564%	$(0.86)	$(0.16)	438%
Net income (loss): Diluted	(0.51)	(0.35)	46%	0.11	-564%	(0.86)	(0.16)	438%
Book Value	$6.69	$7.19		$7.43		$6.69	$7.43
Weighted average shares outstanding:
Basic	10,656	10,631		10,445		10,644	10,404
Diluted	10,656	10,631		10,862		10,644	10,404
Balance Sheet Data:
Total assets	$937,116	$911,380	3%			$937,116	$947,589	-1%
Loans (net)	731,981	741,822	-1%			731,981	784,115	-7%
Allowance for loan losses	16,037	8,434	90%			16,037	6,760	137%
Investment securities - AFS	73,932	79,410	-7%			73,932	79,700	-7%
Investment securities - HTM	159	198	-20%			159	257	-38%
Restricted stock	6,836	6,836	0%			6,836	4,615	48%
Federal funds sold	21,007	6,883	205%			21,007	8,867	137%
Total deposits	808,636	779,128	4%			808,636	728,559	11%
Core deposits*	439,196	379,398	16%			439,196	346,885	27%
FHLB and overnight advances	25,000	25,000	0%			25,000	111,069	-77%
Trust preferred	22,476	22,476	0%			22,476	22,476	0%
Stockholders' equity	71,307	76,487	-7%			71,307	78,399	-9%
Capital:
Stockholders' equity to total assets	7.61%	8.39%				7.61%	8.27%
Leverage ratio	9.75%	10.88%				9.75%	10.69%
Risk based capital ratios:
Tier 1	10.83%	12.35%				10.83%	11.63%
Total Capital	12.09%	13.39%				12.09%	12.41%
Performance Ratios:
Cost of funds	1.98%	2.09%		2.96%		2.04%	3.24%
Deposit cost of funds	1.84%	2.01%		2.98%		1.92%	3.24%
Net interest margin	3.25%	3.24%		3.19%		3.25%	3.19%
Return on average assets	-2.36%	-1.66%		0.51%		-2.02%	-0.33%
Return on average total stockholders' equity	-28.88%	-19.41%		6.12%		-24.05%	-4.02%
Asset Quality
Net charge-offs to average loans outstanding	0.35%	2.51%				1.44%	1.89%
Nonperforming assets to total period-end assets	2.76%	3.10%				2.76%	1.84%
Allowance for loan losses to total period-end loans	2.14%	1.12%				2.14%	0.85%
Allowance for loan losses to nonperforming loans	101%	46%				101%	215%
Nonperforming assets to capital and reserves	30%	33%				30%	20%

* Core deposits exclude certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended			For the six months ended			For the six months ended
	June 30, 2009			March 31, 2009			June 30, 2008			June 30, 2009			June 30, 2008
Interest-earning assets:
		Interest			Interest			Interest			Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$9,955	$19	0.77%	$3,726	$3	0.33%	$10,618	$58	2.20%	$6,858	$22	0.65%	$11,444	$154	2.71%
Securities	86,230	1,109	5.14%	90,966	1,190	5.23%	82,392	1,167	5.67%	88,585	2,299	5.19%	84,969	2,480	5.84%
Loans receivable	747,725	9,863	5.29%	770,562	9,990	5.26%	797,233	12,160	6.13%	759,080	19,853	5.27%	807,468	25,613	6.38%
Total interest-earning assets	843,910	10,991	5.22%	865,254	11,183	5.24%	890,243	13,385	6.05%	854,523	22,174	5.23%	903,881	28,247	6.28%

Other assets	79,454			51,229			55,336			65,419			49,157

Total assets	$923,364			$916,483			$945,579			$919,942			$953,038

Interest-bearing liabilities:
Demand-non interest
bearing	$81,046			$77,527			$74,126			$79,296			$78,760
Demand interest-bearing	44,487	$75	0.68%	42,087	$65	0.63%	31,236	$69	0.89%	43,294	$140	0.65%	36,615	$215	1.18%
Money market & savings	281,368	1,374	1.96%	226,663	1,101	1.97%	211,281	1,371	2.61%	254,167	2,475	1.96%	209,426	3,038	2.92%
Time deposits	383,161	2,180	2.28%	394,742	2,501	2.57%	441,069	4,169	3.80%	388,919	4,681	2.43%	412,554	8,609	4.20%
Total deposits	790,062	3,629	1.84%	741,019	3,667	2.01%	757,712	5,609	2.98%	765,676	7,296	1.92%	737,355	11,862	3.24%
Total interest-bearing
deposits	709,016	3,629	2.05%	663,492	3,667	2.24%	683,586	5,609	3.30%	686,380	7,296	2.14%	658,595	11,862	3.62%

Other borrowings	47,690	514	4.32%	87,726	603	2.79%	101,186	715	2.84%	67,597	1,117	3.33%	126,369	2,041	3.25%

Total interest-bearing
liabilities	$756,706	$4,143	2.20%	$751,218	$4,270	2.31%	$784,772	$6,324	3.24%	$753,977	$8,413	2.25%	$784,964	$13,903	3.56%
Total deposits and
other borrowings	837,752	4,143	1.98%	828,745	4,270	2.09%	858,898	6,324	2.96%	833,273	8,413	2.04%	863,724	13,903	3.24%

Non interest-bearing
liabilities	10,127			9,184			8,532			9,573			9,818
Shareholders' equity	75,485			78,554			78,149			77,096			79,496
Total liabilities and
shareholders' equity	$923,364			$916,483			$945,579			$919,942			$953,038

Net interest income		$6,848			$6,913			$7,061			$13,761			$14,344
Net interest spread			3.02%			2.93%			2.81%			2.98%			2.72%

Net interest margin			3.25%			3.24%			3.19%			3.25%			3.19%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
(dollar amounts in thousands)	6/30/09	3/31/09	6/30/08	12/31/08	6/30/09	6/30/08

Balance at beginning of period	$8,434	$8,409	$10,156	$8,508	$8,409	$8,508
Provisions charged to operating expense	8,250	4,800	43	7,499	13,050	5,855
	16,684	13,209	10,199	16,007	21,459	14,363

Recoveries on loans charged-off:
Commercial	-	-	-	119	-	117
Tax refund loans	-	-	-	77	-	69
Consumer	1	-	-	3	1	2
Total recoveries	1	-	-	199	1	188

Loans charged-off:
Commercial	(645)	(4,772)	(3,434)	(7,778)	(5,417)	(7,778)
Tax refund loans	-	-	-	-	-	-
Consumer	(3)	(3)	(5)	(19)	(6)	(13)

Total charged-off	(648)	(4,775)	(3,439)	(7,797)	(5,423)	(7,791)

Net charge-offs	(647)	(4,775)	(3,439)	(7,598)	(5,422)	(7,603)

Balance at end of period	$16,037	$8,434	$6,760	$8,409	$16,037	$6,760

Net charge-offs as a percentage of
average loans outstanding	0.35%	2.51%	1.73%	0.96%	1.44%	1.89%

Allowance for loan losses as a percentage of
period-end loans	2.14%	1.12%	0.85%	1.07%	2.14%	0.85%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Nonaccrual loans:
Commercial real estate	$15,262	$14,882	$16,424	$6,369	$2,366
Consumer and other	600	607	909	918	780
Total nonaccrual loans	15,862	15,489	17,333	7,287	3,146

Loans past due 90 days or more
and still accruing	-	2,759	-	-	-
Renegotiated loans	-	-	-	-	-

Total nonperforming loans	15,862	18,248	17,333	7,287	3,146

Other real estate owned	10,016	10,016	8,580	8,580	14,245

Total nonperforming assets	$25,878	$28,264	$25,913	$15,867	$17,391

Nonperforming loans to total loans	2.12%	2.43%	2.21%	0.95%	0.40%

Nonperforming assets to total assets	2.76%	3.10%	2.72%	1.64%	1.84%

Nonperforming loan coverage	101%	46%	49%	93%	215%

Allowance for loan losses as a percentage
of total period-end loans	2.14%	1.12%	1.07%	0.88%	0.85%

Nonperforming assets/capital plus allowance for loan losses	30%	33%	30%	18%	20%